Exhibit (17)(c)

SLR INVESTMENT CORP. 500 PARK AVENUE NEW YORK, NY 10022

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SLRC2022SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D65484-S40215 KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

SLR INVESTMENT CORP.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE FOLLOWING PROPOSAL				For	Against	Abstain

1.  To approve the issuance of shares of common stock, par value $0.01 per share, of SLR Investment Corp. ("SLRC"), to be issued pursuant to the Agreement and Plan of Merger, dated as of December 1, 2021, among SLRC, SLR Senior Investment Corp., Solstice Merger Sub, Inc., a direct wholly-owned subsidiary of SLRC, and, for the limited purposes set forth therein, SLR Capital Partners, LLC, as more particularly described in the joint proxy statement/prospectus.

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THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,

administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice of the Special Meeting of Stockholders, Joint Proxy Statement/Prospectus and Proxy Card are available at www.proxyvote.com.

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D65485-S40215

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

SLR INVESTMENT CORP.

FOR THE SPECIAL MEETING OF STOCKHOLDERS

MARCH 21, 2022

The undersigned stockholder of SLR Investment Corp. (the "Company") acknowledges receipt of the Notice of Special Meeting of Stockholders of the Company and of the accompanying Proxy Statement, the terms of each of which are incorporated herein, and hereby appoints Michael S. Gross and Bruce Spohler, and each of them, with full power of substitution, as proxies for the undersigned, and hereby authorizes them to attend the Special Meeting of Stockholders of the Company (the "Meeting") to be held virtually on March 21, 2022, at 11:00 a.m., Eastern Time, and at all postponements or adjournments thereof, with all powers which the undersigned would possess if present at the Meeting, and to cast on behalf of the undersigned all votes the undersigned is entitled to cast at the Meeting. You will be able to participate in the Meeting, vote and submit your questions via live webcast by visiting www.virtualshareholdermeeting.com/SLRC2022SM.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED ON THE REVERSE SIDE; where no choice is specified, it will be voted FOR Proposal 1, and in the discretion of the proxies with respect to any other matters that may properly come before the Meeting.

Please vote, sign and date this proxy on the reverse side and return it promptly in the enclosed envelope.

(CONTINUED ON REVERSE SIDE)